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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  MetLife, Inc.
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             (Exact name of registrant as specified in its charter)

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             Delaware                                   13-4075851
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 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

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       One Madison Avenue
       New York, New York                                10010-3690
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  (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on which
       to be so registered                        each class is to be registered

5.875% Senior Notes due November 21, 2033            New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-61282 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:
                                            None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Registrant's 5.875% Senior Notes due November 21, 2033 (the "Senior Notes") to be registered hereby is contained under the heading "Description of Debt Securities" on pages 7 through 16 of the Registrant's Prospectus dated June 1, 2001 and the heading "Description of the Senior Notes" on pages S-14 through S-17 of the Registrant's Prospectus Supplement dated November 18, 2003 (each filed pursuant to Rule 424(b) under


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the Securities Act of 1933, as amended, as part of Registration Statement No.
333-61282), and such descriptions are incorporated herein by this reference.


Item 2.  Exhibits.

         The following exhibits are filed with the Commission:

1. Indenture, dated as of November 9, 2001 between MetLife, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee, relating to Senior Debt Securities (Incorporated by reference to Exhibit 4.1 to MetLife, Inc.'s Current Report on Form 8-K, dated November 28, 2001).

2. Fifth Supplemental Indenture, dated as of November 21, 2003 between MetLife, Inc. and J.P. Morgan Trust Company, National Association
         (as successor to Bank One Trust Company, N.A.), as trustee, relating to the Senior Notes (Incorporated by reference to Exhibit 4.1 to MetLife, Inc.'s Current Report on Form 8-K, dated November 21, 2003).

3. Form of Senior Note (Incorporated by reference to Exhibit 4.2 to MetLife, Inc.'s Current Report on Form 8-K, dated November 21,
         2003).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:    November 26, 2003

                                          MetLife, Inc.

                                          By:  /s/ Anthony J. Williamson
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                                               Name:  Anthony J. Williamson
                                               Title: Senior Vice-President
                                               and Treasurer